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                                                                    EXHIBIT 23.1



                          Consent of BDO Seidman, LLP


The Board of Directors
Logic Devices Incorporated


We consent to the use of our report included herein, dated January 8, 1999, relating to the consolidated balance sheet of Logic Devices Incorporated (the Company) as of September 30, 1998, and the related statements of operations, shareholders' equity and cash flows and related schedules for each of the nine months ended September 30, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. The consolidated financial statements of Logic Devices Incorporated and subsidiary as of December 31, 1997 and 1996 and for each of the two years then ended, were audited by Meredith, Cardozo, Lanz and Chiu LLP, whose practice has been combined with our Firm and whose report dated March 2, 1998 expressed an unqualified opinion on those statements.

Meredith, Cardozo, Lanz and Chiu LLP consents to the incorporation by reference of such reports into the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (SEC) on November 21, 1996 [Registration No. 333-16591], into the Registration Statement on Form S-8 filed by the Company with the SEC on September 28, 1993 [File No. 33-69630], into the Registration Statement on Form S-8 filed by the Company with the SEC on July 7, 1995 [Registration No. 33-60993] and the Registration Statement on Form S-8 filed by the Company with the SEC on August 7, 1997 [Registration No. 333-32819].



BDO Seidman, LLP                            Meredith, Cardozo, Lanz & Chiu LLP
San Jose, California                        San Jose, California
January 8, 1999                             January 8, 1999



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